UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2007
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 29, 2007, RF Micro Devices, Inc. ("RFMD") issued a press release announcing the pricing of its offering of $175 million aggregate principal amount of 0.75% Convertible Subordinated Notes due 2012 and $175 million aggregate principal amount of 1.00% Convertible Subordinated Notes due 2014 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The sale of the notes is expected to close on April 4, 2007, subject to satisfaction of customary closing conditions.  RFMD also granted the initial purchaser of the notes a 30-day option to purchase up to an additional $25 million aggregate principal amount of 0.75% Convertible Subordinated Notes due 2012 and up to an additional $25 million aggregate principal amount of 1.00% Convertible Subordinated Notes due 2014, in each case, solely to cover over-allotments.  RFMD intends to use the net proceeds from the offering for general corporate purposes, including working capital, potential acquisitions and future stock repurchases.  A copy of this press release is attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

 (d)       Exhibits.

Exhibit No.                       Description of Exhibit
    99.1                             Press release dated March 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ William A. Priddy, Jr.
                                                                                  William A. Priddy, Jr.
                                                                                  Chief Financial Officer and
                                                                                   Vice President, Finance and Administration

Date:    March 30, 2007

Exhibit Index

Exhibit No.                                Description of Exhibit
   99.1                                       Press release dated March 29, 2007